UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2011

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (203) 743-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01               Entry into a Material Definitive Agreement

On May 31, 2011, the Board of Directors of the Company approved Amendment No. 2 to Rights Agreement subject to approval by the Company’s Shareholders at its 2011 Annual Shareholders’ Meeting. The Rights Agreement was amended to:  (i) extend the term of the Rights (as defined in the Rights Agreement) to November 30, 2014, or if Shareholder approval is not obtained at the Company’s 2011 Annual Shareholders’ Meeting, May 31, 2012 in accordance with the Rights Agreement; (ii) increase the trigger threshold from 15% to 20%; and (iii) amend certain other provisions of the Rights Agreement.

A copy of Amendment No. 2 to Rights Agreement is filed as Exhibit 4(a)-2 to this Form 8-K and is hereby incorporated by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
4(a)-2	Amendment No. 2 to Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: May 31, 2011	By:	/s/ M. Farooq Kathwari
M. Farooq Kathwari
Chairman,President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
4(a)-2	Amendment No. 2 to Rights Exhibit